                                                                Exhibit 99.2


                 RIGHTS MAY NOT BE EXERCISED FOR FEWER THAN 20 SHARES
             OF THE COMMON STOCK OF CHROMAVISION MEDICAL SYSTEMS, INC.



No. R                 RIGHTS TO PURCHASE COMMON STOCK OF

                      CHROMAVISION MEDICAL SYSTEMS, INC.   ___________________
                                                            Number of Rights

            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE,
                              AT $5.00 PER SHARE.
  THESE RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 5, 1997.
                                                            CUSIP 17111P 11 2


This Rights Certificate certifies that
















or registered assigns, is the holder of the number of Rights indicated above. Each Right entitles the holder to purchase one dully paid and non-assessable share of the common stock, $.01 par value ["Common Stock"] of ChromaVision Medical Systems, Inc. (the "Company") during the period beginning July 1, 1997 and expiring at 5:00 p.m., New York City time, on August 5, 1997 (the "Expiration Date"), upon payment of U.S. $5.00 per share of Common Stock (the "Exercise Price"). This Rights Certificate is issued under, and the Rights represented by this Rights Certificate are subject to, the terms and conditions contained in the prospectus dated July 1, 1997 (the "Prospectus"). The Prospectus is incorporated herein by reference, and you should read the Prospectus for a more complete explanation of the offering and for information about the Company.

     To exercise these Rights, you must complete and sign the Election To Purchase and Substitute Form W-9 that appear on the back of this Rights Certificate. You must send the completed and signed Rights Certificate, or Notice of Guaranteed Delivery, and payment in full of the Exercise Price to ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") at the addresses on the back of this Rights Certificate. You must pay the exercise price in U.S. dollars by cash, check or money order payable to "Safeguard Escrow Account." The Rights Agent must receive these documents and full payment on or before the Expiration Date. The Rights Agent will not honor any exercise of Rights received after the Expiration Date, regardless of when you sent your documents to the Rights Agent. For your protection, we suggest that you deliver your Rights to the Rights Agent by overnight or express mail courier, or, if you mail your Rights, by registered mail.

     You may transfer all or a portion of your Rights by completing and signing the Assignment on the back of this Rights Certificate and by delivering to the Rights Agent at the addresses on the back of this Rights Certificate. The Rights Agent will reissue certificates for the transferred Rights in accordance with your instructions and will reissue a certificate to you for the balance, if any, to the extent it is able to do so before the Expiration Date. If you choose to exercise or to transfer less than all of your Rights, you should be aware that you may not receive a new Rights Certificate in sufficient time to exercise the remaining Rights. The Company, the Selling Stockholders named in the Prospectus and the Rights Agent shall have no liability to a transferee or transferor of Rights if Rights Certificates are not received in time for exercise or sale prior to the Expiration Date.

     The holder of these Rights shall not be entitled to any of the rights of a stockholder of the Company prior to the issuance of certificates representing the Common Stock of the Company purchased upon exercise of these Rights. This Rights Certificate shall not be valid unless countersigned by the Rights Agent.

     IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused the facsimile signature of its Chief Executive Officer and its Secretary to be printed hereon.


Dated:



Countersigned:

     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
     Rights Agent


By



                     /s/ Douglas S. Harrington         /s/ Kosyh
                     Chief Executive Officer           Secretary

     Authorized Signature

The Rights Certificate and the Exercise Price, if any, should be mailed or delivered to the Rights Agent as follows:


By Mail                                       By Hand                                    By Overnight Express Mail Courier:
-------                                       -------                                    ----------------------------------
ChaseMellon Shareholder Services, L.L.C.      ChaseMellon Shareholder Services, L.L.C.   ChaseMellon Shareholder Services, L.L.C.
Attn: Reorganization Dept.                    Attn: Reorganization Dept.                 Attn: Reorganization Dept.
P.O. Box 3301                                 120 Broadway, 13th Floor                   85 Challenger Rd. Mail Drop-Room
South Hackensack, NJ 07606                    New York, NY 10271                         Ridgefield Park NJ 07660


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                                  ELECTION TO PURCHASE

The undersigned hereby irrevocably exercises Rights to purchase shares of Common Stock of ChromaVision Medical Systems, Inc. as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Number of shares purchased(1)   _______________(NOTE: 20 share minimum required
                                                        in each account)

Total shares purchased multiplied
by the $5.00 Exercise Price(2)    $_______________

(1) Each Right entitles the holder to purchase one share of Common Stock.

(2) If the amount enclosed is not sufficient to pay the Exercise Price for all shares that are asked to be purchased, or if the number of shares being purchased is not specified, the number of shares purchased will be assumed to be the maximum number that could be purchased upon payment of such amount.
Any amount remaining after such division shall be returned to the purchaser.

CASH, CHECK OR MONEY ORDER IN THE AMOUNT OF $____________PAYABLE TO "SAFEGUARD ESCROW ACCOUNT" IS ENCLOSED.

Certificates for such shares are to be issued in the name of and delivered to________________________________________________________________________
                                   Name
_______________________________________________________________________________
Street Address                       City              State           Zip Code

If such number of shares shall not be all the shares purchasable hereunder, a new Rights Certificate for the balance remaining of the shares purchasable hereunder will be registered in the name of and delivered to the party named above or in the Assignment below:

Daytime Tel. No. of Rights Holder:_____________________(IF JOINTLY OWNED, BOTH MUST SIGN)

                              SIGNATURE(S):________________________________

Dated:______________, 1997                  _______________________________
SIGNATURE(S) GUARANTEED:                    NOTE: The above signature(s) must
                                            correspond with the name(s) as
                                            written upon the face of this Rights
                                            Certificate or with the name(s) of
                                            the assignee appearing in the
                                            assignment form below in every
                                            particular without alteration

_______________________________________
IMPORTANT NOTE: A signature guarantee is required only if the certificate for the shares being purchased is to be issued in name(s) other than the name(s) written upon the face of this certificate or the name(s) of the assignee appearing in the assignment form below. See note in the ASSIGNMENT below regarding eligible guarantors.

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                              SUBSTITUTE FORM W-9

Department of the Treasury, Internal Revenue Service--Payer's Request for Taxpayer Identification Number (TIN) Failure to complete this form may subject you to 31% federal income tax withholding.

Part 1: PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION   TIN____________________
NUMBER IN THE SPACE PROVIDED AT RIGHT AND CERTIFY       Social Security or
BY SIGNING AND DATING BELOW                             Employer Identification
                                                        Number

                                                      Part 2: Check the box if
                                                              you are awaiting
                                                              a TIN  / /

Part 3: CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer Identification number (or a TIN has not issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Dated:_______________________, 1997       SIGNATURE:________________________


You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
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                                       ASSIGNMENT

For value received, the undersigned hereby
sells, assigns and transfers unto                 ______________________________
                                                                Name

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE                     /                           /

_______________________________________________________________________________
Street Address                     City              State            Zip Code

Rights to purchase_________________shares of Common Stock of ChromaVision Medical Systems, Inc. and hereby

Irrevocably constitutes and appoints_____________________________________
Attorney to transfer the said Rights with full power of substitution in the premises.

                                          (IF JOINTLY OWNED, BOTH MUST SIGN)

Dated:________________, 1997

                                           SIGNATURE(S):_______________________

SIGNATURE(S) GUARANTEED                    ____________________________________
                                           NOTE: The above signature(s) must
                                                 correspond with the name(s)
                                                 as written upon the face of
                                                 this Rights Certificate.


_________________________________________
The signature(s) must be guaranteed by an eligible guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Medallion STAMP Program.

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